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Exhibit 10.51

PROMISSORY NOTE

US$150,000	November 8, 2006

        FOR VALUE RECEIVED, Dr. Patrick W. Trown (together with its successors and assigns, "Debtor"), hereby promises to pay to the order of Biomira Inc., a Canadian corporation (together with its successors and assigns, "Lender"), in lawful money of the United States of America, the principal amount of One Hundred and Fifty Thousand Dollars ($150,000) and to pay interest on the unpaid principal amount hereof, all as provided in this Promissory Note. THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENTS (THE "SECURITY AGREEMENTS") DATED AS OF THE DATE HEREOF AND EXECUTED BY DEBTOR FOR THE BENEFIT OF LENDER. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE SECURITY AGREEMENTS.

        1.    Interest.    The unpaid principal amount of this Promissory Note will bear simple interest at the rate of 5.0% per annum. Interest will be calculated on the basis of the actual number of days elapsed over a 365 day year. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

        2.    Payments.    The principal amount of this Promissory Note, together with interest accrued to the date of payment, is due and payable by Debtor on April 28, 2007 (the "Maturity Date"). All payments of principal and interest must be made in United States dollars in immediately available funds to the order of Lender by wire transfer of immediately available funds to a deposit account for Lender specified in writing by an authorized representative of Lender, or to such other account or party as may be specified in writing by Lender to Debtor.

        3.    Prepayments.    Debtor may prepay the obligations evidenced by this Promissory Note in whole or in part at any time, without penalty or premium.

        4.    Events of Default.    If any of the following events (each, an "Event of Default") occurs and is continuing for any reason (and whether or not the occurrence is voluntary or involuntary or comes about or is effected by operation of the law or otherwise):

          (a)    Failure to Pay.    Debtor shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or the Security Agreements on the date due and such payment shall not have been made within five (5) days of Debtor's receipt of Lender's written notice to Debtor of such failure to pay; or

          (b)    Covenants.    Debtor shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the Security Agreements (other than those specified in Sections 4(a)) and such failure shall continue for 15 days; or

          (c)    Other Payment Obligations.    Debtor shall fail to make any payment when due under the terms of any note or other evidence of indebtedness for borrowed money (or any guarantee thereof) and such failure shall continue beyond any period of grace provided with respect thereto; or

          (c)    Voluntary Bankruptcy or Insolvency Proceedings.    Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) become insolvent (as such term may be defined or interpreted under any applicable statute), (v) commence a voluntary case or other proceeding seeking relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (d)    Involuntary Bankruptcy or Insolvency Proceedings.    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of all or a substantial part of Debtor's property, or an involuntary case or other proceedings seeking relief with respect to Debtor's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

          (e)    Judgments.    A final judgment or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) shall be rendered against Debtor and the same shall remain undischarged for a period of ten (10) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Debtor and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

        5.    Rights of Investor upon an Event of Default.    Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 4(c) and 4(d)) and at any time thereafter during the continuance of such Event of Default, Lender may by written notice to Debtor, declare all outstanding obligations hereunder, including all outstanding principal and accrued and unpaid interest, payable by Debtor hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreements to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(c) and 4(d), immediately and without notice, all outstanding obligations hereunder, including all outstanding principal and accrued and unpaid interest, payable by Debtor shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Security Agreements to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right power or remedy granted to it by the Security Agreements or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

        6.    No Waiver by Lender.    No delay, omission or waiver on the part of Lender in exercising any right under this Promissory Note will operate as a waiver of such right or any other right of such Lender, nor will any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The rights and remedies of Lender are cumulative and not exclusive of any rights or remedies it would otherwise have.

        7.    Miscellaneous.

          (a)    Successors and Assigns.    The provisions of this Promissory Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Debtor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Debtor without such consent shall be null and void).

          (b)    Amendment.    The terms of this Promissory Note may be amended from time to time only by the written agreement of Debtor and Lender.

          (c)    Notices.    All notices, requests, demands, consents, instructions or other communications to or upon Lender or Debtor under this Promissory Note shall be in writing and in the manner set forth in Section 7 of the Security Agreements.

          (d)    Governing Law.    This Promissory Note will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

          (e)    WAIVER OF JURY TRIAL.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS SECTION CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

          (f)    Enforceability of Oral Agreements.    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

          (g)    Waivers.    Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note.

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        Debtor has executed this Promissory Note on the day and the year first above written.

Dr. Patrick W. Trown
By:	/s/ Patrick W. Trown
Name:	Patrick W. Trown
Title:

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PROMISSORY NOTE